UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2009

ARIAD Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-21696	22-3106987
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26 Landsdowne Street, Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (617) 494-0400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)             At a regularly scheduled meeting of the Board of Directors (the “Board”) of ARIAD Pharmaceuticals, Inc. (“the Company”) held on December 10, 2008, the Board approved a decrease in the size of the Board to five members. At a regularly scheduled meeting of the Board held on March 10, 2009, the Board determined to move one of the directors from Class 1 into Class 3 to achieve a more equal balance of membership among the classes of directors.  Accordingly, at the March 10, 2009 meeting, Wayne Wilson agreed to resign as a Class 1 director, and he was immediately reappointed to the Board as a Class 3 director. Mr. Wilson continues to serve on the Company’s Audit, Nominating and Corporate Governance and Executive Committees and as the chair of the Audit Committee. The resignation and reappointment of Mr. Wilson was effected solely to satisfy certain legal requirements under the Delaware General Corporation Law and the Company’s charter and bylaws in order to rebalance the Board classes, and for all other purposes, including vesting and other compensation matters, Mr. Wilson’s service on the Board is deemed to have continued uninterrupted. The Board now consists of two Class 1 directors, one Class 2 director and two Class 3 directors.

(d)             The information set forth above in Item 5.02(b) is incorporated by reference herein. In addition, the information concerning Mr. Wilson as set forth in the Current Report on Form 8-K filed with the SEC on October 7, 2008 (File No. 000-21696) is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARIAD Pharmaceuticals, Inc.

		By:	/s/ Edward M. Fitzgerald
Edward M. Fitzgerald
Senior Vice President, Chief Financial Officer

Date:	March 16, 2009